Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2017, relating to the financial statements, which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2016.

Tel Aviv, Israel July 25, 2017	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,
P.O Box 50005 Tel-Aviv 61500 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il